                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                         International Home Foods Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [X]  No fee required.

   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

        -----------------------------------------------------------------------

   (2)  Aggregate number of securities to which transaction applies:

        -----------------------------------------------------------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        -----------------------------------------------------------------------

   (4)  Proposed maximum aggregate value of transaction:

        -----------------------------------------------------------------------

   (5)  Total fee paid:

        -----------------------------------------------------------------------

   [ ]  Fee paid previously with preliminary materials.

   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

        -----------------------------------------------------------------------

   (2)  Form, Schedule or Registration Statement No.:

        -----------------------------------------------------------------------

   (3)  Filing Party:

        -----------------------------------------------------------------------

   (4)  Date Filed:

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

                         INTERNATIONAL HOME FOODS, INC.
                             100 NORTHFIELD STREET
                          GREENWICH, CONNECTICUT 06830

                             ----------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                       TO BE HELD WEDNESDAY, MAY 3, 2000

                             ----------------------

To the Stockholders:

     You are cordially invited to attend the 2000 Annual Meeting of Stockholders of International Home Foods, Inc. (the "Company") on Wednesday, May 3, 2000, at 2:00 p.m., local time, at The Hilton Parsippany, One Hilton Court, Parsippany, New Jersey. The meeting will be held for the following purposes:

        (1) To elect two directors as Class III directors of the Company, each to serve for a three-year term ending at the Annual Meeting of stockholders in 2003 and until their successors are duly elected and qualified or their earlier resignation or removal;

        (2) To ratify the selection of PricewaterhouseCoopers LLP as independent auditors of the Company for fiscal 2000; and

        (3) To transact any other business that may properly come before the meeting.

     This notice is accompanied by a form of proxy, a Proxy Statement and the Company's 1999 Annual Report to stockholders. These items of business are more fully described in the Proxy Statement.

     The close of business on March 17, 2000, has been fixed as the record date to determine stockholders entitled to receive notice of and to vote at the Annual Meeting and any adjournments. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection by any stockholder for any purpose germane to the meeting during ordinary business hours for ten days before the meeting at the Company's offices at the address on this notice and at the Annual Meeting.

     WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ACCORDANCE WITH THE INSTRUCTIONS ON THE PROXY CARD TO ENSURE YOUR REPRESENTATION AT THE MEETING. A return envelope is enclosed for that purpose. You may revoke your proxy at any time before the shares to which it relates are voted at the Annual Meeting, and you may still vote in person if you attend the Annual Meeting. Please note, however, that if your shares are held in the name of a broker, bank or other nominee and you wish to vote in attendance at the Annual Meeting, you must obtain a proxy issued in your name from that broker, bank or other nominee.

                                            By Order of the Board of Directors,

                                            C. Dean Metropoulos
                                            Chairman of the Board and Chief
                                            Executive Officer

Greenwich, Connecticut
March 29, 2000

                         INTERNATIONAL HOME FOODS, INC.
                             100 NORTHFIELD STREET
                          GREENWICH, CONNECTICUT 06830

                             ----------------------

                                PROXY STATEMENT
                             ----------------------

                         ANNUAL MEETING OF STOCKHOLDERS

     The Board of Directors of International Home Foods, Inc. (the "Company") requests your Proxy for use at the Annual Meeting of Stockholders to be held on Wednesday, May 3, 2000, at 2:00 p.m., local time, at The Hilton Parsippany, One Hilton Court, Parsippany, New Jersey, and at any adjournments thereof. By signing and returning the enclosed Proxy, you authorize the persons named on the Proxy to represent you and vote your shares at the Annual Meeting. This Proxy Statement and Proxy are being first mailed or given to stockholders of the Company on or about March 30, 2000.

     If you attend the Annual Meeting, you may vote in person. If you are not present at the Annual Meeting, your shares can be voted only if you have returned a properly signed Proxy or are represented by another proxy. You may revoke the enclosed Proxy at any time before it is exercised at the Annual Meeting by (a) signing and submitting a later dated proxy to the Secretary of the Company, (b) written notice of revocation to the Secretary of the Company, or (c) voting in person at the Annual Meeting.

                               VOTING AND QUORUM

     The only outstanding voting security of the Company is its common stock, par value $.01 per share ("Common Stock"). On March 17, 2000, the record date for the Annual Meeting, there were 73,963,692 shares of Common Stock outstanding and entitled to be voted at the Annual Meeting.

     Each share of Common Stock outstanding on the record date is entitled to one vote. The presence in person or by proxy of a majority of the shares of Common Stock outstanding on the record date is required to constitute a quorum at the Annual Meeting. If a quorum is not present, the stockholders entitled to vote who are present in person or represented by proxy at the Annual Meeting have the power to adjourn the Annual Meeting from time to time, without notice other than an announcement at the Annual Meeting, until a quorum is present. At any adjourned Annual Meeting at which a quorum is present, any business may be transacted that might have been transacted at the Annual Meeting as originally notified. Abstentions and broker non-votes will count in determining if a quorum is present at the Annual Meeting. A broker non-vote occurs if a broker or other nominee does not have discretionary authority and has not received instructions with respect to a particular item.

     Proxies in the accompanying form that are properly signed and returned will be voted at the Annual Meeting in accordance with the instructions on the Proxy. Any properly executed Proxy on which no contrary instructions have been indicated about a proposal will be voted as follows with respect to the proposal: FOR the election of the two persons named in this Proxy Statement as the Board of Directors' nominees for election to the Board of Directors; FOR ratification of the selection of PricewaterhouseCoopers LLP as independent auditors of the Company for 2000; and in accordance with the discretion of the holders of the Proxy with respect to any other business that properly comes before the stockholders at the Annual Meeting. The Board of Directors knows of no matters, other than those previously stated, to be presented for consideration at the Annual Meeting. The persons named in the accompanying Proxy may also, at their discretion, vote the Proxy to adjourn the Annual Meeting from time to time.

                     PROPOSAL ONE -- ELECTION OF DIRECTORS

     The members of the Company's Board of Directors are divided into three classes serving staggered three-year terms. The terms of Class III directors expire at this Annual Meeting. The Company's certificate of incorporation provides that the three classes of directors shall contain as close to an equal number of directors as possible. Mr. Charles W. Tate served as a Class III director until his resignation in March 2000. Accordingly, two directors are to be elected as Class III directors at this Annual Meeting and stockholders may not cast votes for more than two directors.

     The Board of Directors has designated C. Dean Metropoulos and Thomas O. Hicks as nominees for election as Class III directors of the Company at the Annual Meeting. If elected, each nominee for Class III director will serve until expiration of his term at the 2003 Annual Meeting of stockholders and until his successor is elected and qualified. Each nominee is currently a director of the Company. For information about each nominee, see "Directors and Executive Officers."

     The Board of Directors has no reason to believe that any of its nominees will be unable or unwilling to serve if elected. If a nominee becomes unable or unwilling to serve, your Proxy will be voted for the election of a substitute nominee recommended by the current Board of Directors, or the number of the Company's directors will be reduced.

     The election of directors requires the affirmative vote of a plurality of the shares of Common Stock present or represented by proxy and entitled to vote at the Annual Meeting. Accordingly, abstentions and broker non-votes will not have any effect on the election of a particular director.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF EACH OF THESE NOMINEES.

              PROPOSAL TWO -- SELECTION OF INDEPENDENT ACCOUNTANTS

     The Board of Directors has selected PricewaterhouseCoopers LLP as the Company's independent accountants for 2000. PricewaterhouseCoopers LLP has served as the Company's independent accountants since December 1996. The Company expects that representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting to respond to appropriate questions and will have an opportunity to make a statement if they desire to do so.

     Ratification of the selection of PricewaterhouseCoopers LLP as the Company's independent accountants requires the affirmative vote of a majority of the shares of Common Stock present or represented by proxy and entitled to vote at the Annual Meeting. Accordingly, an abstention will have the same effect as a vote against the ratification of the selection of PricewaterhouseCoopers LLP. Broker non-votes will not have any effect on approval of the ratification of the selection of PricewaterhouseCoopers LLP. If the independent accountants are not ratified, the Board of Directors will consider the appointment of other independent accountants. The Board of Directors may terminate the appointment of PricewaterhouseCoopers LLP as independent accountants without the approval of the Company's stockholders whenever the Board of Directors deems termination necessary or appropriate.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS.

                        DIRECTORS AND EXECUTIVE OFFICERS

     The following table provides information concerning the directors and executive officers of the Company:

NAME                            AGE                         POSITION
----                            ---                         --------
C. Dean Metropoulos...........  52    Chairman of the Board and Chief Executive Officer
Lawrence K. Hathaway..........  55    President, Chief Operating Officer and Director
Craig D. Steeneck.............  42    Senior Vice President and Chief Financial Officer
M. Kelley Maggs...............  47    Senior Vice President, Secretary and General Counsel
Lynne M. Misericordia.........  36    Treasurer
Thomas O. Hicks...............  53    Director
Michael J. Cramer.............  47    Director
Michael J. Levitt.............  41    Director
M. L. Lowenkron...............  68    Director
Andrew S. Rosen...............  31    Director

     Mr. L. Hollis Jones, who served as a director since January 1997, resigned in October 1999. Mr. Roger T. Staubach, who served as a director since November 1996, resigned in February 2000. Mr. John R. Muse and Charles W. Tate who served as directors since November 1996, resigned in March 2000.

     The Board of Directors is divided into three classes. Directors of each class are elected for three-year terms, with the terms of the three classes staggered so that directors from a single class are elected at each Annual Meeting of stockholders. Messrs. Hathaway and Rosen are Class I directors whose terms of office expire at the Annual Meeting of stockholders in 2001; Messrs. Cramer, Levitt and Lowenkron are Class II directors whose terms of office expire at the Annual Meeting of stockholders in 2002; and Messrs. Hicks and Metropoulos are Class III directors whose terms of office expire at this Annual Meeting.

     Executive officers are generally appointed by the Board of Directors to serve, subject to the discretion of the Board of Directors, until their successors are appointed. A brief biography of each director and executive officer follows:

     C. Dean Metropoulos has served as Chairman of the Board of Directors and Chief Executive Officer of the Company since November 1996. Mr. Metropoulos currently serves as Executive Chairman of Hillsdown Holdings plc, a leading British producer of food products and upholstered furniture. Mr. Metropoulos is also the Chairman of the Board and Chief Executive Officer of C. Dean Metropoulos & Co., a management services company. He served as Chairman and Chief Executive Officer of The Morningstar Group, Inc. from 1994 through 1997. From 1983 through 1993, Mr. Metropoulos served as President and Chief Executive Officer of Stella Foods, Inc. Prior to 1983, Mr. Metropoulos served in several executive positions with GTE Corporation, including Vice President and General Manager-Europe, and Vice President and Controller-GTE International. Mr. Metropoulos also serves as a Director of LIN Television Corp.

     Lawrence K. Hathaway joined the Company in April 1999, as President and Chief Operating Officer and was elected as a Director in July 1999. Prior to joining the Company, Mr. Hathaway was President of Best Foods Grocery Products Group, responsible for their North American grocery business from 1989 through 1997. From 1985 through 1989, Mr. Hathaway held several positions at the Quaker Oats Company including President of the Cereals Division and President of the Convenience Foods Division. Mr. Hathaway has an M.B.A. from University of Pennsylvania's Wharton Graduate School of Business, and a B.A. from Bucknell University. He has served on the Board of Trustees for Bucknell since 1992, and is currently a member of the Executive Committee and Chairman of University Relations, which is responsible for fundraising and development.

     Craig D. Steeneck joined the Company in October 1999 and was named Senior Vice President and Chief Financial Officer in November 1999. From 1986 to 1999, Mr. Steeneck held several positions at Reckitt & Colman, most recently as the Senior Vice President and Chief Financial Officer for their North American business. Prior to Reckitt & Colman, Mr. Steeneck was a Senior Auditor at Price Waterhouse. Mr. Steeneck is a Certified Public Accountant and holds a B.S. in Accounting from the University of Rhode Island. Mr. Steeneck is an Executive Director of the William Paterson University Foundation.

     M. Kelley Maggs joined the Company as Senior Vice President and General Counsel in November 1996. Prior to joining the Company, Mr. Maggs served as Vice President, Secretary and General Counsel for Stella Foods, Inc. from 1993 through 1996. Before joining Stella he was in private law practice from 1979 through 1993. Mr. Maggs holds a B.A. from Niagara University and a J.D. from George Mason University Law School.

     Lynne M. Misericordia has been Treasurer of the Company since November 1996. Prior to joining the Company, Ms. Misericordia held several positions at American Home Products Corporation from 1985 through 1996. Ms. Misericordia received her B.A. from Babson College.

     Thomas O. Hicks has been a Director of the Company since November 1996. Mr. Hicks has been Chairman and Chief Executive Officer of Hicks, Muse, Tate & Furst, Incorporated ("Hicks Muse"), a private investment firm specializing in acquisitions, recapitalizations and other principal investing activities, since co-founding the firm in 1989. Prior to forming Hicks Muse, Mr. Hicks co-founded Hicks & Haas Incorporated in 1983 and served as its Co-Chairman and Co-Chief Executive Officer through 1989. Mr. Hicks also serves as a director of several portfolio companies in which Hicks Muse has invested, including CEI Citicorp Holdings, S.A., AMFM, Inc., G. H. Mumm Champagne Perrier-Jouet, Home Interiors & Gifts, Inc., Lamar Advertising, LIN Television Corp., Olympus Real Estate Corporation, Regal Cinemas, Inc., Teligent, Inc., Triton Energy Limited, Viasystems Group Inc., and Sybron International Corporation. Mr. Hicks is also the Chairman of the Board and owner of both the Dallas Stars Hockey Club, a member of the National Hockey League and the Texas Rangers baseball team, a member of Major League Baseball.

     Michael J. Cramer has been a Director of the Company since July 1998. He presently is Chief Operating Officer of Southwest Sports Group, Inc. Prior to becoming a Director, Mr. Cramer held various positions with the Company, most recently as Vice President and Assistant Secretary. Mr. Cramer also served as Executive Vice President and General Counsel of C. Dean Metropoulos & Co. from 1994 through 1997, and, in connection therewith, served as Executive Vice President and General Counsel of The Morningstar Group, Inc. from June 1994 through November 1997. Prior to 1994, Mr. Cramer was Executive Vice President of Administration and General Counsel of Stella Foods, Inc.

     Michael J. Levitt has been a Director of the Company since November 1996. Mr. Levitt has been a partner of Hicks Muse since 1996. Mr. Levitt serves as a director of several portfolio companies in which Hicks Muse has invested, including AMFM Inc., AMFMi Inc., Awards.com, El Sitio, G.H. Mumm, Champagne Perrier-Jouet, Globix Corporation, Ibero American Media Partners, L.P., Regal Cinemas, Inc., RCN Corporation and STC Broadcasting, Inc. Mr. Levitt is Chairman of the Board of the Make-A-Wish Foundation of Metro New York. In addition, Mr. Levitt is on the Advisory Board of the University of Michigan Business School.

     M. L. Lowenkron has been a Director of the Company since November 1996. From January 1995 through June 1996, Mr. Lowenkron served as President and Chief Executive Officer of G. Heileman Brewing Co. Mr. Lowenkron served as Chairman of the Board and Chief Executive Officer of A&W Brands, Inc. from December 1991 to October 1993, and served as President of A&W and its predecessors from 1980 to 1991. Mr. Lowenkron also serves as Chairman of the Board of Easter Seals.

     Andrew S. Rosen has been a Director of the Company since March 2000. Mr. Rosen has been a principal of Hicks Muse since 1993. Prior to joining Hicks Muse in 1993, Mr. Rosen served as an Associate with The Carlyle Group, a Washington DC-based private investment firm where he was employed from 1990 to 1993. Mr. Rosen also serves as a Director of Hillsdown Holdings plc and Carclub.com.

                      MEETINGS AND COMMITTEES OF DIRECTORS

     The Board of Directors held four meetings during 1999. No director attended fewer than 75% of these meetings, except for Mr. Hicks, who did not attend any meetings, Mr. Levitt, who attended 50% of these meetings and Messrs. Staubach and Muse, each of whom attended 25% of these meetings.

     The Board of Directors has three standing committees: the executive committee, the audit committee and the compensation committee. The executive committee, which did not meet separately from the full Board during 1999, is authorized to exercise the powers of the Board of Directors during the intervals between meetings of the Board of Directors and is from time to time delegated certain authority in matters pertaining to the Company. The audit committee, which met once during 1999, recommends to the Board of Directors the engagement of the Company's independent accountants and reviews the plans, scope and results of the annual auditing engagement. The compensation committee, which met once during 1999, determines the compensation of executive officers, including bonuses, and administers the Company's 1997 Stock Option Plan (the "Stock Option Plan"). Due to the resignations of certain Board members, these committees have been restructured. The executive committee currently consists of Messrs. Metropoulos, Levitt and Rosen. The audit committee currently consists of Messrs. Cramer and Lowenkron. The compensation committee currently consists of Messrs. Lowenkron and Levitt. No director attended fewer than 75% of the meetings of committees of the Board of Directors on which he served during 1999, except Mr. Staubach who did not attend the Audit Committee meeting.

                            MANAGEMENT COMPENSATION

COMPENSATION OF EXECUTIVE OFFICERS

     Summary Compensation Table. The following table summarizes the compensation earned during each of the last three fiscal years by (i) the Company's Chief Executive Officer, (ii) the Company's executive officers other than the Chief Executive Officer, who were serving as executive officers at the end of 1999 and
(iii) one individual who would have been one of the Company's four most highly compensated executive officers other than the Chief Executive Officer had he been an executive officer at the end of 1999 (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                      LONG TERM
                                                                     COMPENSATION
                                                                     ------------
                                         ANNUAL COMPENSATION          SECURITIES
                                   -------------------------------    UNDERLYING       ALL OTHER
NAME AND PRINCIPAL POSITION        YEAR     SALARY        BONUS        OPTIONS      COMPENSATION(1)
---------------------------        ----   ----------    ----------   ------------   ---------------
C. Dean Metropoulos..............  1999   $2,600,000    $1,000,000                     $ 28,586
  Chief Executive Officer          1998    1,816,019     1,800,000    1,000,000           9,200
                                   1997    1,150,544     1,375,000      164,777         500,000
Lawrence K. Hathaway.............  1999   $  258,173(2) $  335,000(3)    550,000       $  9,145
  President, Chief Operating       1998           --            --           --              --
  Officer and Director             1997           --            --           --              --
Craig D. Steeneck................  1999   $   55,384(2) $   67,500(3)    200,000       $  2,803
  Senior Vice President and        1998           --            --           --              --
  Chief Financial Officer          1997           --            --           --              --
N. Michael Dion..................  1999   $  265,384    $  179,010      175,000        $ 10,400
  Formerly Senior Vice             1998      240,710       120,000           --          12,400
  President and Chief              1997      239,473       120,000       93,822          38,733
  Financial Officer
M. Kelley Maggs..................  1999   $  181,747    $   99,665       25,000        $  8,600
  Senior Vice President,           1998      170,792        65,000           --           8,600
  Secretary and General Counsel    1997      199,657        70,250       75,057          55,845
Lynne Misericordia...............  1999   $  144,025    $   50,000       22,472        $  8,178
  Treasurer                        1998      127,495        45,000       25,000           7,768
                                   1997      106,615        50,000       37,528           6,610

---------------

(1) Mr. Dion was reimbursed moving expenses during 1998 of $2,000. Messrs. Metropoulos, Dion and Maggs were reimbursed moving expenses during 1997 of $500,000, $28,844 and $48,399, respectively. The remainder of the amounts shown as All Other Compensation represents employer contributions to savings and retirement plans.

(2) Messrs. Hathaway and Steeneck started with the Company on April 27, 1999 and October 27, 1999, respectively.

(3) Messrs. Hathaway and Steeneck were paid signing bonuses of $35,000 and $30,000, respectively.

     Option Grants in 1999. The following table sets forth information regarding the stock option grants the Company made to the Named Executive Officers during 1999.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                          % OF                                               POTENTIAL REALIZED
                            NUMBER       TOTAL                                                VALUE AT ASSUMED
                              OF        OPTIONS                                            ANNUAL RATES OF STOCK
                          SECURITIES    GRANTED                DATE OF                 PRICE APPRECIATION FOR OPTION
                          UNDERLYING       TO                   GRANT                             TERM(1)
                           OPTIONS     EMPLOYEES    EXERCISE    MARKET    EXPIRATION   ------------------------------
                           GRANTED      IN 1999      PRICE      PRICE        DATE           5%              10%
                          ----------   ----------   --------   --------   ----------   -------------   --------------
C. Dean Metropoulos.....        --          --           --          --          --             --               --
Lawrence K. Hathaway....   450,000        13.8%      $15.06    04/16/99    04/16/09     $4,262,868      $10,802,944
                           100,000         3.1%       15.19    12/16/99    12/16/09        955,165        2,420,576
Craig Steeneck..........   200,000         6.1%       17.53    11/30/99    11/30/09      2,205,156        5,588,299
N. Michael Dion.........   175,000         5.4%       15.94    06/04/99    06/04/09      1,754,081        4,445,187
M. Kelley Maggs.........    25,000         0.8%       15.94    06/04/99    06/04/09        250,583          635,027
Lynne Misericordia......     7,472         0.2%       15.94    06/04/99    06/04/09         74,894          189,797
                            15,000         0.5%       15.19    12/16/99    12/16/09        143,275          363,086

---------------

(1) Amounts represent hypothetical gains that could be achieved for the options if they are exercised at the end of the option term. Those gains are based on assumed rates of stock price appreciation of 5% and 10% compounded annually from the date the option was granted through the expiration date.

     Option Exercises and Fiscal Year End Values. The following table provides information about the number and value of options held by the Named Executive Officers at December 31, 1999.

           AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL
                             YEAR-END OPTION VALUES

                                                                                      VALUE OF UNEXERCISED
                                                        NUMBER OF SECURITIES              IN-THE-MONEY
                                                       UNDERLYING UNEXERCISED              OPTIONS AT
                              SHARES                     OPTIONS AT YEAR-END               YEAR-END(1)
                            ACQUIRED ON    VALUE     ---------------------------   ---------------------------
                             EXERCISE     REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
                            -----------   --------   -----------   -------------   -----------   -------------
C. Dean Metropoulos.......        --            --    1,853,581(2)   1,000,000     $19,290,127            --
Lawrence K. Hathaway......        --            --           --        550,000              --    $1,259,100
Craig D. Steeneck.........        --            --           --        200,000              --            --
N. Michael Dion...........    43,787      $468,565       18,761        206,274         225,976       628,170
M. Kelley Maggs...........        --            --       50,038         50,019         602,708       337,279
Lynne Misericordia........    18,761      $207,215       14,591         51,648          75,366       194,225

---------------

(1) Value based on the December 31, 1999 closing price of the Common Stock on the New York Stock Exchange of $17.38 per share.

(2) Excludes 1,829,538 shares held of record by an irrevocable trust whose trustee is an independent third party and whose beneficiaries are Mr. Metropoulos' children.

COMPENSATION OF DIRECTORS

     Directors who are officers, employees or otherwise affiliates of the Company do not receive compensation for their services as directors. Non-employee directors receive an annual retainer of $24,000, plus $3,000 for attending each meeting of the Board of Directors, and $1,000 for attending each committee meeting. Directors of the Company are entitled to reimbursement of their reasonable out-of-pocket expenses in connection with their attendance at meetings of the Board of Directors or committees thereof. In connection with his appointment as a Director, Mr. Lowenkron was granted non-qualified stock options under the Stock Option Plan to purchase 18,764 shares of Common Stock. These options are exercisable for $5.33 per share, the fair market value of the Common Stock on the date of grant, and are fully vested and expire 10 years from the date of grant.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

     Hicks Muse and C. Dean Metropoulos have established an exclusive relationship to pursue acquisitions of food companies that Mr. Metropoulos would manage upon acquisition. Pursuant to an arrangement with Hicks Muse, Mr. Metropoulos is compensated for his services directly by the companies he manages. Effective February 22, 1999, the Company entered into a three-year employment agreement with Mr. Metropoulos pursuant to which Mr. Metropoulos receives from the Company annual compensation for his services of $2,600,000 and is entitled to receive an annual bonus of up to $1,000,000. The employment agreement provides that upon termination of Mr. Metropoulos without cause or following a change in control, or upon his death or disability, Mr. Metropoulos or his estate is entitled to a severance payment equal to the greater of (i) one and one half times his annual salary and bonus at the time of termination or
(ii) the amount of salary and bonus he would have earned during the remainder of the first three years of the agreement at the time of termination. In addition to his annual compensation, Mr. Metropoulos receives an equity position, typically in the form of stock options, in the Hicks Muse companies he manages. Since the Company was acquired by Hicks Muse in November 1996, Mr. Metropoulos has been granted options to acquire 4,683,119 shares of Common Stock at a weighted average exercise price of $9.53 per share.

OTHER MANAGEMENT EMPLOYMENT AGREEMENTS

     Effective October 23, 1998, the Company entered into an employment agreement with N. Michael Dion. The agreement, which has a five-year term, provides for an annual salary of not less than $240,000 per year and contemplates an annual bonus in an amount determined by the Company. In the event that Mr. Dion's employment with the Company is terminated without cause or following a change in control, the agreement entitles Mr. Dion to a severance payment equal to one and one half times his annual salary and bonus at the time of termination. Mr. Dion resigned as Chief Financial Officer of the Company in November 1999. The provisions of Mr. Dion's employment agreement were not triggered by his resignation.

     Effective October 27, 1999, the Company entered into an employment agreement with Craig D. Steeneck. In the event that Mr. Steeneck's employment with the Company is terminated without cause, the agreement entitles Mr. Steeneck to a severance payment of an amount not to exceed $330,000.

     Effective January 3, 2000, the Company entered into a new employment agreement with Lawrence K. Hathaway. The agreement, which has a three-year term, provides for an annual salary of not less than $500,000 per year and contemplates an annual bonus of up to 100% of his annual base salary. In the event that Mr. Hathaway's employment with the Company is terminated without cause, the agreement entitles Mr. Hathaway to a severance payment equal to one and one half times his annual salary and bonus at the time of termination.

STOCK OPTION PLAN

     The Stock Option Plan gives key employees of the Company and certain other individuals who are responsible for the continued growth of the Company an opportunity to acquire a proprietary interest in the Company, and thus to create in such persons an increased interest in and a greater concern for the welfare of the Company. The Stock Option Plan provides for the grant of options to acquire up to 13,444,021 shares of Common Stock. Grants of stock options with respect to 11,624,908 shares of Common Stock have been made under the Stock Option Plan.

     The Stock Option Plan is administered by the Company's compensation committee, which is currently comprised of Messrs. Lowenkron and Levitt. The compensation committee has authority, subject to the terms of the Stock Option Plan (including the formula grant provisions and the provisions relating to incentive stock options contained therein), to determine when and to whom to make grants or awards under the Stock Option Plan, the number of shares to be covered by the grants or awards, the types and terms of the grants and awards, and the exercise price of stock options. Moreover, the compensation committee will have the authority, subject to the provisions of the Stock Option Plan, to establish such rules and regulations as it deems necessary for the proper administration of the Stock Option Plan and to make such determinations and interpretations and to take such action in connection with the Stock Option Plan and any grants and awards thereunder as it deems necessary or advisable. The compensation committee's determinations and interpretations under the Stock Option Plan are final, binding and conclusive on all participants and need not be uniform and may be made by the compensation committee selectively among persons who receive, or are eligible to receive, grants and awards under the Stock Option Plan.

     Grants of "incentive stock options" within the meaning of section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and non-qualified stock options (options which do not qualify under section 422 of the Code) may be made under the Stock Option Plan to key employees. Grants of non-qualified stock options may be made to eligible non-employees (as defined in the Stock Option Plan).

     The exercise price per share of Common Stock under each option is fixed on the date of grant; provided, however, that the exercise price of an incentive stock option granted to a person who, at the time of grant, owns shares of the Company which comprise more than 10% of the total combined voting power of all classes of stock of the Company may not be less than 110% of the fair market value of a share of Common Stock on the date of grant. No option is exercisable after the expiration of 10 years from the date of grant, unless, as to any non-qualified stock option, otherwise expressly provided in the option agreement; provided, however, that no incentive stock option granted to a person who, at the time of grant, owns stock of the Company which comprise more than 10% of the total combined voting power of all classes of stock of the Company is exercisable after the expiration of five years from the date of grant.

     In the event of a change of control or sale of the Company, all outstanding stock options may, subject to the sole discretion of the compensation committee, become exercisable in full at such time or times as the compensation committee may determine. Each stock option accelerated by the compensation committee would terminate on such date (not later than the stated exercise date) as the compensation committee determines.

     Unless an option or other agreement provides otherwise, upon the death of an optionee (or upon the termination of an optionee because of such optionee's disability), the person who acquires the right to exercise the option of such optionee (or the optionee in the case of disability) must exercise such option within 180 days after the date of death (or termination in the case in disability), unless a longer period is expressly provided in such incentive stock option or a shorter period is established by the compensation committee, but in no event after the expiration date of such option. Unless an option or other agreement provides otherwise, following an optionee's termination of employment for cause, all stock options held by such optionee will immediately be canceled as of the date of termination of employment. Following an optionee's termination of employment other than for cause, such optionee must exercise his stock option within 30 days after the date of such termination, unless a longer period is expressly provided in such stock option or a shorter period is established by the compensation committee, provided that no incentive stock option shall be exercisable more than three months after such termination.

     The option exercise price may be paid in cash, or, at the discretion of the compensation committee, by the delivery of shares of Common Stock then owned by the participant, or by a combination of these methods. Also, at the discretion of the compensation committee, payment may be made by delivering a properly executed exercise notice to the Company together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the exercise price.

     Except as otherwise expressly provided in any non-qualified stock option, stock options may be transferred by a participant only by will or by the laws of descent and distribution and may be exercised only by the participant during his lifetime.

RETIREMENT PLANS

     The Company sponsors various retirement plans for substantially all of its employees. In addition, the Company also sponsors a Section 401(k) defined contribution plan for employees.

LIMITATIONS OF LIABILITY AND INDEMNIFICATION MATTERS

     The Company's Amended and Restated Certificate of Incorporation provides that no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of his fiduciary duty as a director, except for liability (i) for any breach of the directors' duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) in respect of certain unlawful dividend payments or stock redemptions or purchases or (iv) for any transaction from which the director derived an improper personal benefit. The effect of these provisions is to eliminate the rights of the Company and its stockholders (through stockholders' derivative suits on behalf of the Company) to recover monetary damages against a director for breach of fiduciary duty as a director (including breaches resulting from grossly negligent behavior), except in the situations described above.

     The Company has entered into indemnification agreements with each of its directors and executive officers under which the Company will indemnify the director or officer to the fullest extent permitted by law, if the director or officer becomes a party to or witness or other participant in any threatened, pending or completed action, suit or proceeding (a "Claim") by reason of any occurrence related to the fact that the person is or was a director, officer, employee, agent or fiduciary of the Company or a subsidiary of the Company or another entity at the Company's request (an "Indemnifiable Event"), unless a reviewing party (either outside counsel or a committee appointed by the Board of Directors) determines that the person would not be entitled to indemnification under applicable law. In addition, if a change in control or a potential change in control of the Company occurs and if the person indemnified so requests, the Company will establish a trust for the benefit of the indemnitee and fund the trust in an amount sufficient to satisfy all expenses reasonably anticipated at the time of the request to be incurred in connection with any Claim relating to an Indemnifiable Event. The reviewing party will determine the amount deposited in the trust. An indemnitee's rights under his indemnification agreement will not be exclusive of any other rights under the Company's Amended and Restated Certificate of Incorporation or Amended and Restated By-laws or applicable law.

     The Company believes that these provisions and agreements will assist the Company in attracting and retaining qualified individuals to serve as directors and officers.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

COMPENSATION PHILOSOPHY

     The Company's executive compensation program is designed to help the Company attract, motivate and retain the individuals that the Company needs to maximize its return to stockholders. To meet this overall objective, the Company provides compensation opportunities and incentive award payments based on Company and individual performance. The primary components of the compensation program are base salary, an annual cash bonus based on individual and Company performance and a long-term opportunity to participate in increased stockholder value through grants of stock options. Through the grant of stock options, the Company attempts to provide each of its executives with a compensation package that provides an opportunity to achieve total compensation above industry averages for exceptional performance.

     The compensation committee of the Board of Directors is comprised solely of non-employee directors. The compensation committee reviews and approves executive compensation. The compensation committee also administers the Stock Option Plan with respect to executive officers, although grants with respect to executive officers are approved by the full Board. The compensation committee believes that stock options are a superior incentive to motivate key employees to act in the best interests of stockholders. While many publicly-held companies have multiple long-term incentive plans, frequently including cash, stock appreciation rights, stock options and restricted stock, or combinations thereof, stock options are the only continuing long-term incentive that the Company's executive officers receive.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

     Hicks Muse and C. Dean Metropoulos have established an exclusive relationship to pursue acquisitions of food companies that Mr. Metropoulos would manage upon acquisition. Pursuant to this relationship, Mr. Metropoulos is compensated for his services directly by the companies he manages. Mr. Metropoulos also receives an equity position, typically in the form of stock options, in these companies. Presently, International Home Foods is one of two Hicks Muse companies under the management of Mr. Metropoulos. Mr. Metropoulos is also Executive Chairman of Hillsdown Holdings, plc.

     The Company was acquired by Hicks Muse and Mr. Metropoulos was appointed as Chief Executive Officer in November 1996. Since that time, the Company has grown substantially. Nine businesses have subsequently been acquired and successfully integrated under Mr. Metropoulos' direction, including two in 1999. These acquisitions have added scale, critical to more efficient utilization of the Company's assets and have enhanced the Company's position in many strategic markets. The Company's net sales, which were $1,700 million in 1998, grew to $2,144 million in 1999.

     While overseeing the Company's aggressive growth, Mr. Metropoulos has also led constant efforts to eliminate waste and reduce spending at every level. Significantly, in late 1998 the Company implemented a restructuring plan that included closing two manufacturing plants and consolidating numerous distribution centers. The benefits of these and other measures undertaken are apparent. During 1999, the Company's fully diluted earnings per share (excluding a one-time tax restructuring charge and a business divestiture) increased steadily from $.30 in the first quarter to $.43 in the fourth quarter.

     Effective February 22, 1999, Mr. Metropoulos was given a three-year employment agreement that entitles him to an annual salary of $2,600,000 and an annual bonus of up to $1,000,000. As a result of Mr. Metropoulos' leadership in the Company's recent growth and performance, Mr. Metropoulos was paid a bonus for 1999 of $1,000,000.

                                            COMPENSATION COMMITTEE

                                            Michael J. Levitt
                                            M. L. Lowenkron

                               PERFORMANCE GRAPH

     The Performance Graph compares the cumulative total return of the Company, the NYSE Stock Market Index (United States companies) and the NYSE Food and Kindred Products Index (United States companies). The graph assumes that $100 was invested in the stock or the index on November 19, 1997, the date of the Company's initial inclusion on the New York Stock Exchange, and also assumes reinvestment of dividends. Historical stock price performance is not necessarily indicative of future stock price performance.

                         INTERNATIONAL HOME FOODS, INC.
                           COMPARATIVE TOTAL RETURNS
                  NOVEMBER 19, 1997 THROUGH DECEMBER 31, 1999

                              [PERFORMANCE GRAPH]

------------------------------------------------------------------------------------------------------------------
                                       11/19/97     12/31/97     6/30/98      12/31/98     6/30/99      12/31/99
------------------------------------------------------------------------------------------------------------------
 International Home Foods, Inc.        100.000(1)   124.444      101.111       75.000       81.944       77.222
 NYSE Stock Market (US Companies)         100.000   103.729      118.847      124.459      136.254      136.780
 NYSE Stocks (SIC 2000-2099 US
  Companies) Food and kindred
  products                                100.000   105.002      117.718      109.268      103.053       88.160

---------------

(1) Based upon stock price of $20.00 per share, the initial public offering price per share of the Common Stock.

     As of March 17, 2000, the closing price of the Company's Common Stock on the New York Stock Exchange was $16.31 per share.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of the shares of the Company's Common Stock as of March 17, 2000, by
(i) each person the Company knows to be the beneficial owner of 5% or more of the outstanding shares of Common Stock, (ii) each Named Executive Officer, (iii) each director of the Company, and (iv) all executive officers and directors of the Company as a group. Except as indicated in the footnotes to the table, the Company believes that the persons named in the table have sole voting and investment power with respect to the shares of Common Stock indicated.

                                                                 SHARES       PERCENTAGE
                                                              BENEFICIALLY   BENEFICIALLY
BENEFICIAL OWNER                                                 OWNED         OWNED(1)
----------------                                              ------------   ------------
Hicks Muse Parties(2).......................................   31,525,012        42.6%
  c/o Hicks, Muse, Tate & Furst Incorporated
  200 Crescent Court, Suite 1600
  Dallas, Texas 75201
C. Dean Metropoulos(3)......................................    2,291,570         3.1%
Lawrence K. Hathaway(4).....................................      150,000           *
Craig D. Steeneck...........................................           --           *
N. Michael Dion(5)..........................................      109,926           *
M. Kelley Maggs(6)..........................................       76,057           *
Lynne Misericordia(7).......................................       51,414           *
Michael J. Cramer(8)........................................       35,000           *
Thomas O. Hicks(9)..........................................   32,089,055        43.4%
M. L. Lowenkron(10).........................................       42,563           *
Michael J. Levitt(11).......................................       65,933           *
Andrew S. Rosen.............................................       10,000           *
All executive officers and directors as a group (12
  persons)(12)..............................................   34,887,244        47.2%

---------------

  *  Less than 1%.

 (1) Percentage of ownership is based on 73,963,692 shares of Common Stock outstanding on March 17, 2000. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or disposition power with respect to securities.

 (2) Includes (i) 30,649,966 shares owned of record by Hicks, Muse, Tate & Furst Equity Fund III L.P., a limited partnership of which the ultimate general partner is Hicks, Muse Fund III Incorporated ("Fund III Inc."); (ii) 721,413 shares owned of record by HM/3 Coinvestors, L.P., a limited partnership of which the ultimate general partner is Fund III Inc.; and
     (iii) 153,633 shares owned of record by HM3/IH Partners L.P., a limited partnership of which the ultimate general partner is Fund III Inc. Thomas
     O. Hicks is the Chief Executive Officer, Secretary and Chairman of the Board of Fund III Inc. Accordingly, Mr. Hicks may be deemed to be the beneficial owner of the Common Stock held by Hicks, Muse, Tate & Furst Equity Fund III, L.P., HM/3 Coinvestors, L.P., and HM3/IH Partners, L.P. Mr. Hicks disclaims beneficial ownership of the shares of Common Stock not owned of record by him.

 (3) Includes 1,853,581 shares issuable to Mr. Metropoulos upon the exercise of stock options that are currently exercisable. Excludes 1,829,538 shares held by record by an irrevocable trust whose trustee is an independent third party and whose beneficiaries are Mr. Metropoulos' children.

 (4) Includes 150,000 shares subject to stock options that are exercisable within 60 days.

 (5) Includes 50,035 shares subject to stock options that are exercisable within 60 days.

 (6) Includes 75,057 shares subject to stock options that are currently exercisable.

 (7) Includes 20,846 shares subject to stock options that are currently exercisable.

 (8) Includes 35,000 shares issuable to Mr. Cramer upon the exercise of stock options that are currently exercisable. Excludes 1,829,538 shares subject to stock options that are currently exercisable and held of record by an irrevocable trust whose trustee is Mr. Cramer and whose beneficiaries are Mr. Metropoulos' children.

 (9) Includes (a) 540,785 shares held of record by Mr. Hicks, and (b) 23,258 shares held of record by trusts of which Mr. Hicks serves as the sole trustee. Mr. Hicks disclaims beneficial ownership of the shares of Common Stock not owned of record by him.

(10) Includes 18,764 shares issuable upon the exercise of stock options that are currently exercisable.

(11) Mr. Levitt is an officer of Fund III Inc. Mr. Levitt does not have the power to vote or dispose of the Common Stock of Fund III Inc.

(12) Includes 2,159,503 shares issuable upon the exercise of stock options that are currently exercisable or exercisable within 60 days.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

MONITORING AND OVERSIGHT AGREEMENT

     In November 1996, the Company entered into a ten-year agreement (the "Monitoring and Oversight Agreement") with an affiliate of Hicks Muse ("Hicks Muse Partners") pursuant to which the Company will pay Hicks Muse Partners an annual fee of $1.0 million for oversight and monitoring services to the Company. The annual fee is adjustable at the end of each fiscal year to an amount equal to 0.1% of the budgeted consolidated net sales of the Company, but in no event may the fee be less than $1.0 million. Messrs. Hicks and Levitt, directors of the Company, are each principals of Hicks Muse Partners. In addition, the Company has agreed to indemnify Hicks Muse Partners, its affiliates and shareholders, and their respective directors, officers, agents, employees and affiliates from and against all claims, actions, proceedings, demands, liabilities, damages, judgments, assessments, losses and costs, including fees and expenses, arising out of or in connection with the services rendered by Hicks Muse Partners thereunder. The Monitoring and Oversight Agreement makes available the resources of Hicks Muse Partners concerning a variety of financial and operational matters. The services that have been and will continue to be provided by Hicks Muse Partners could not otherwise be obtained by the Company without the addition of personnel or the engagement of outside professional advisors. In management's opinion, the fees provided for under the Monitoring and Oversight Agreement reasonably reflect the benefits received and to be received by the Company. The Company paid Hicks Muse Partners monitoring and oversight fees of approximately $2.0 million in 1999.

FINANCIAL ADVISORY AGREEMENT

     In November 1996, the Company entered into an agreement (the "Financial Advisory Agreement") pursuant to which Hicks Muse Partners provides services as financial advisor to the Company. Pursuant to the Financial Advisory Agreement, Hicks Muse Partners is entitled to receive a fee equal to 1.5% of the "transaction value" (as defined) for each "add-on transaction" (as defined) in which the Company is involved. The term "transaction value" means the total value of any add-on transaction, including, without limitation, the aggregate amount of the funds required to complete the add-on transaction (excluding any fees payable pursuant to the Financial Advisory Agreement and any fees, if any, paid to any other person or entity for financial advisory, investment banking, brokerage or any other similar services rendered in connection with such add-on transaction) and including the amount of any indebtedness, preferred stock or similar items assumed (or remaining outstanding). The term "add-on transaction" means any future proposal for a tender offer, acquisition, sale, merger, exchange offer, recapitalization, restructuring or other similar transaction directly or indirectly involving the Company or any of its subsidiaries and any other person or entity. The Financial Advisory Agreement makes available the resources of Hicks Muse Partners concerning a variety of financial and operational matters. The services that have been and will continue to be provided by Hicks Muse Partners could not otherwise be obtained by the Company without the addition of personnel or the engagement of outside professional advisors. In management's opinion, the fees provided for under the

Financial Advisory Agreement reasonably reflect the benefits received and to be received by the Company. The Company paid Hicks Muse Partners financial advisory fees of approximately $1.6 million in 1999.

HILLSDOWN HOLDINGS, PLC.

     C. Dean Metropoulos and certain other employees of the Company are also employees of C. Dean Metropoulos & Co., a food company management firm. In this capacity, these employees of the Company provide management services for Hillsdown Holdings plc, an affiliate of Hicks Muse. The Company is reimbursed for the actual costs of these services. For the year ended December 31, 1999 these costs amounted to $0.4 million.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Board of Directors of the Company has appointed Messrs. Levitt and Lowenkron as members of its compensation committee. None of the members of the compensation committee is or has been an officer or employee of the Company. Mr. Levitt is Managing Director and Principal of Hicks Muse, which in connection with the IHF Acquisition beneficially acquired approximately 80% of the Common Stock. At March 17, 2000, the Hicks Muse Parties continue to beneficially own approximately 42.6% of the outstanding Common Stock. See "Security Ownership of Certain Beneficial Owners and Management." Mr. Lowenkron has been granted options to purchase Common Stock of the Company. See "Management
Compensation -- Compensation of Directors."

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers, directors and persons who beneficially own more than 10% of a registered class of the Company's equity securities to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Based on the Company's review of forms furnished to the Company and representations from reporting persons, the initial report of beneficial ownership of Michael J. Cramer was filed late. In addition, Forms 4 were filed late by Thomas O. Hicks, HM3/GP Partners, L.P., Hicks Muse Fund III Incorporated, Hicks, Muse GP Partners III, L.P. and Hicks, Muse, Tate & Furst Equity Fund III, L.P., each of which is an affiliate of Hicks Muse. Other than these late filings, the Company believes that all filing requirements applicable to the Company's executive officers, directors and 10% beneficial owners were complied with during 1999.

                             ADDITIONAL INFORMATION

SOLICITATION

     This solicitation of proxies is made by the Board of Directors and will be conducted primarily by mail. Officers, directors and employees of the Company may solicit proxies personally or by telephone, telegram or other forms of wire or facsimile communication. The Company may also request banking institutions, brokerage firms, custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of Common Stock that those companies hold of record. The costs of the solicitation, including reimbursement of such forwarding expenses, will be paid by the Company.

STOCKHOLDER PROPOSALS

     Stockholder proposals which are intended to be presented at the Company's Annual Meeting of Stockholders to be held in 2001 must be received by the Company at its executive offices, 1633 Littleton Road, Parsippany, New Jersey, 07054, no later than November 30, 2000, in order that they may be included in the proxy statement and form of proxy for that meeting.

ANNUAL REPORT

     The Company's annual report to stockholders for the year ended December 31, 1999, including financial statements, is being mailed herewith to all stockholders entitled to vote at the Annual Meeting. The annual report does not constitute a part of the proxy solicitation material. Copies of the Company's annual report on Form 10-K are available without charge upon written request by contacting the Company's Investor Relations Department, International Home Foods, Inc., 1633 Littleton Road, Parsippany, New Jersey, 07054, or by calling the Company's Investor Relations Department at 800-639-9865.

                                            By Order of the Board of Directors,

                                            C. Dean Metropoulos
                                            Chairman of the Board and Chief
                                            Executive Officer

Greenwich, Connecticut
March 29, 2000

                         INTERNATIONAL HOME FOODS, INC.
                                100 NORTHFIELD ST.
                              GREENWICH, CT 06830
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 3, 2000

Dear Shareholder:

The Annual Meeting of Shareholders of International Home Foods, Inc. will be held at 2:00 p.m. on Wednesday, May 3, 2000 at The Hilton Hotel, Parsippany, New Jersey, for the following purposes:

     1. To elect two directors as Class III directors of the Company, each to serve for a three year term ending at the Annual Meeting of Stockholders in 2003 and until their successors are duly elected and qualified or their earlier resignation or removal.

     2. To ratify the selection of PricewaterhouseCoopers LLP as independent accountants of the Company for 2000.

     3. To transact any other business that may properly come before the meeting.

Only holders of Common Stock of International Home Foods, Inc. of record at the close of business on March 17, 2000 will be entitled to vote at the meeting or any adjournment thereof.

To be sure that your vote is counted, we urge you to complete and sign the proxy/voting instruction card below, detach it from this letter and return it in the postage paid envelope enclosed in this package. The giving of such proxy does not affect your right to vote in person if you attend the meeting. The prompt return of your signed proxy will aid the Company in reducing the expense of additional proxy solicitation.

If you plan to attend the Annual Meeting in person, detach and bring this letter to the meeting as an admission ticket for you and your guests. Directions to the meeting are on the reverse side.

                                        BY ORDER OF THE BOARD OF DIRECTORS


March 30, 2000                          C. Dean Metropoulos
                                        Chairman of the Board and
                                        Chief Executive Officer

                           o DETACH PROXY CARD HERE o
--------------------------------------------------------------------------------

1. Election of Directors      FOR ALL NOMINEES        WITHHOLD AUTHORITY TO VOTE             *EXCEPTIONS
                              listed below            for all nominees listed below

Nominees: C. Dean Metropoulos and Thomas O. Hicks
(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and write that nominee's name in the space provided below).

*Exceptions
           ---------------------------------------------------------------------

2. To ratify and approve the selection by the Board of Directors of PricewaterhouseCoopers LLP as independent public accountants for the Company for the fiscal year ending December 31, 2000.

       FOR            AGAINST           ABSTAIN


3. In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment or postponement thereof.

                                                       If you plan to attend
                                                       meeting please mark here


                                                       Change of Address and
                                                       or Comments Mark Here


The signature on this Proxy should correspond exactly with stockholders name as printed to the left. In the case of joint tenants, co-executors, or co-trustees, both should sign. Persons signing as Attorney, Executor, Administrator, Trustee or Guardian should give the full title.

                                           Dated:                        , 2000
                                                 ------------------------

                                           ------------------------------------
                                                       Signature

(Please Sign, Date and Return the Proxy Promptly Using the Enclosed Envelope.)

Votes MUST be indicated (x) in Black or Blue ink. X

--------------------------------------------------------------------------------
                             o PLEASE DETACH HERE o
                 You Must Detach This Portion of the Proxy Card
                  Before Returning it in the Enclosed Envelope

Attn: Alex Pabon

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                                ADMISSION TICKET

                         INTERNATIONAL HOME FOODS, INC.
                                 P.O. BOX 11209
                           NEW YORK, N.Y. 10203-0209
                                ADMISSION TICKET
                         INTERNATIONAL HOME FOODS, INC.
                         ANNUAL MEETING OF SHAREHOLDERS
                              MAY 3, 2 AT 2: P.M.
                                THE HILTON HOTEL
                             PARSIPPANY, NEW JERSEY
                   ADMITS ONE SHAREHOLDER AND UP TO TWO GUESTS

                                   Directions

1. FROM NEWARK AIRPORT AND HOLLAND TUNNEL: Take 78 West to 24 West to 287 North. Follow to Exit 39. Follow signs to Route 1 West. Go through one traffic light and make first right onto Dryden Way. Make first left onto Campus Drive, make first left onto Hilton Court and proceed to hotel.

2.  FROM LINCOLN TUNNEL: Take N. J. Turnpike South to Exit 14. Proceed as in No.
    1.

3. FROM NORTH JERSEY AND UPSTATE NEW YORK: Take 287 South to Exit 39B. Follow signs to Route 1 West. Proceed as in No. 1.

4.  FROM SOUTH JERSEY: Take 287 North to Exit 39. Proceed as in No.1.

5. FROM WEST NEW JERSEY AND PENNSYLVANIA: Take 78 East to 287 North. Proceed as in No. 1.

6. FROM LONG ISLAND AND UPPER MANHATTAN: Take George Washington Bridge to 8 West to 287 South. Proceed as in No. 3.

7. FROM BROOKLYN AND STATEN ISLAND: Take Goethal's Bridge to N. J. Turnpike North. Follow to Exit 14. Proceed as in No. 1.


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                         INTERNATIONAL HOME FOODS, INC.
                         PROXY/VOTING INSTRUCTION CARD

  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF INTERNATIONAL
             HOME FOODS, INC. FOR THE ANNUAL MEETING ON MAY 3, 2000

         The undersigned appoints C. Dean Metropoulos and M. Kelley Maggs, and each of them, with full power of substitution in each, the proxies of the undersigned, to represent the undersigned and vote all shares of International Home Foods, Inc., Common Stock which the undersigned may be entitled to vote at the annual Meeting of Shareholders to be held on May 3, 2 , and at any adjournment or postponement thereof, as indicated on the reverse side.

         This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is given, this proxy will be voted FOR proposals 1 and 2.

                                             (Continued, and to be signed and
                                             dated on reverse side.)



                                             INTERNATIONAL HOME FOODS, INC.
                                             P.O. BOX 11209
                                             NEW YORK, NY 10203-0209


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